Exhibit 14


 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Independent Auditors" in the Statement of Additional Information included in Post-Effective Amendment Number 3, to the Registration Statement (Form N-1A, No. 333-90412) dated March 31, 2004 of Golden Oak Family of Funds; and to the incorporation by reference of our report, dated March 5, 2004, relating to the financial statements and financial highlights appearing in the January 31, 2004 Annual Report to Shareholders of Golden Oak Michigan Tax Free Bond Portfolio (a portfolio of Golden Oak Family of Funds); which Statement of Additional Information and Annual Report to Shareholders are incorporated by reference in this Registration Statement on Form N-14 of Federated Municipal Securities Income Trust.

                                          /s/ ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP

Boston, Massachusetts
July 15, 2004